Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-294220) of AgomAb Therapeutics NV of our report dated April 23, 2026 relating to the financial statements, which appears in this Form 20-F.

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Didier Delanoye

Statutory auditor

Diegem, Belgium

April 23, 2026